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Exhibit 23.1

         [CARPENTER & COMPANY LETTERHEAD]

September 4, 2003

Mid-State Bancshares
1026 Grand Avenue
Arroyo Grande, California 93420

Gentlemen:

        We hereby consent to the inclusion of the Fairness Opinion of Carpenter & Company in the Form S-4 Registration Statement of Mid-State Bancshares in connection with the acquisition of Ojai Valley Bank.

Sincerely,
/s/ CURT CHRISTAINSSEN Curt Christainssen Executive Vice President

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  Exhibit 23.1